
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements for the quarter ended March 31, 1997 and is qualified its entirety be reference to such financial statement.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                       1,454,535
<SECURITIES>                                   633,197
<RECEIVABLES>                                   16,328<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                      22,521,976<F2>
<DEPRECIATION>                               (130,732)<F3>
<TOTAL-ASSETS>                              24,495,304
<CURRENT-LIABILITIES>                           43,075
<BONDS>                                              0
<PREFERRED-MANDATORY>                       24,452,229<F4>
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                24,495,304
<SALES>                                              0
<TOTAL-REVENUES>                               219,706<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               104,662<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   115,044<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes all receivables with "other assets"on the balance sheet.
<F2>Includes investment in J.V. of $20,639,430 and costs related to the aquisition of the asset underlying the investment of $1,882,546.
<F3>Represents amortization of Costs related to the aquisition of the asset underlying the investment.
<F4>Deficit of General Partners ($50,777), limited partners of $24,503,006
<F5>Includes all revenues of Partnership.
<F6>Includes all expenses of Partnership.
<F7>Net income allocated $1,150 to the General Partners and $113,888 to the Limited
Partners.  Average net income is $.06 on 2,060,450 units outstanding.

